EXHIBIT 3(b)


                                  IDACORP, INC.

                              ARTICLES OF AMENDMENT


1. IDACORP, Inc. (Corporation) is hereby amending Article V, Section 3 of the Restated Articles of Incorporation to read as follows:

     Section 3. Preferred Stock: Shares of Preferred Stock may be issued in one or more series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of stock of the Corporation. The Board of Directors is hereby expressly authorized to establish series of Preferred Stock and, within the limitations set forth in these Articles of Incorporation and such limitations as may be provided by any applicable law, to prescribe the number of shares to be included in any series and the preferences, limitations and relative rights of each series of the Preferred Stock so established. Such action by the Board of Directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series. Without limitation thereto, the authority of the Board of Directors with respect to each series shall include the determination of any or all of, and the shares of each series may vary from the shares of any other series in, the following:

               (a) the number of shares constituting such series and the designation thereof;

               (b) the rate or rates of dividend, if any, or any formula or other method or other means by which such rate or rates are to be determined at any time or from time to time, the date or dates on which dividends may be payable, whether such dividends shall be cumulative, noncumulative or partially cumulative and, if cumulative or partially cumulative, the date from which dividends shall accumulate;

               (c) whether shares may be redeemed or converted (i) at the option of the Corporation, the shareholder or another person or upon the occurrence of a designated event; (ii) for cash, indebtedness, securities or other property; (iii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

               (d) the preference, if any, of shares of such series over any other class of shares with respect to

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          distributions,   including   dividends  and  distributions   upon  any
          voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

               (e) whether the shares shall have any voting powers, in addition to the voting powers provided by law, and the terms of any such voting powers; and

               (f) any other relative rights, preferences and limitations of that series.

     All shares of the Preferred Stock of the same series shall be identical and shall have identical preferences, limitations and relative rights, except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative and except as otherwise not prohibited by applicable law.

     A. The A Series Preferred Stock, without par value.

               1. Designation and Amount. There is hereby created the first series of the Corporation's Preferred Stock, without par value, which shall be designated as "A Series Preferred Stock" (the "A Series"), without par value, and the number of shares constituting such series shall be 1,200,000.

               2. Dividends. The annual rate of dividends on shares of the A Series shall be equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of such share or fraction thereof. In the event the Corporation shall at any time after the Distribution Date (as defined in the Rights Agreement dated as of September 10, 1998, between the Corporation and the Rights Agent named therein) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount to which holders of shares of the A Series were entitled immediately prior to such event under clause (ii) of the preceding

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          sentence shall be adjusted by  multiplying  such amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. Dividends shall be cumulative payable quarterly on the 20th day of February, May, August and November in each year or otherwise as the Board of Directors of the Corporation may determine (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing with respect to each share or fraction thereof on the first Quarterly Dividend Payment Date after the original issuance thereof, in the amount per share set forth above (rounded to the nearest cent).

               Dividends shall accrue on each outstanding share of the A Series or fraction thereof from the date of original issue of such share or fraction thereof, unless such date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders entitled to receive a quarterly dividend and before the Quarterly Dividend Payment Date therefor, in either of which events such dividends shall accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the A Series or fraction thereof in an amount less than the total amount of such dividends at the time accrued and payable on such shares or fraction thereof shall be allocated pro rata on a share-by-share basis among all such shares or fraction thereof at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the A Series entitled to receive payment of a dividend or distribution declared thereon.

               3.  Redemption.   The  shares  of  the  A  Series  shall  not  be
          redeemable.

               4. Liquidation. The amount payable upon shares of the A Series in the event of voluntary or involuntary liquidation shall be the greater of (i) $100 per share or (ii) subject to the provision for adjustment set forth in "2.", above, 100 times the aggregate amount to be distributed per share to the holders of the shares of Common Stock, plus, in either case an amount equal to accrued and unpaid dividends to the date of payment. In the event the Corporation shall at any time after the Distribution Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a

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          greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of shares of the A Series were entitled immediately prior to such event under clause (ii) of the preceding sentence, shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of
          Common  Stock  outstanding   immediately  after  such  event  and  the
          denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

               5. Sinking Fund. There is no sinking fund for the redemption or purchase of shares of the A Series.

               6. Conversion. Shares of the A Series are not, by their terms, convertible or exchangeable.

               7. Voting Rights. At all meetings of the shareholders, each holder of shares of the A Series shall have the following voting rights:

               Subject to the provision for adjustment hereinafter set forth, each share of the A Series shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Distribution Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of the A Series were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

               8. Amendment. The Restated Articles of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the A Series.

2. This amendment was duly adopted by the Board of Directors of the Corporation pursuant to Section 30-1-602 which permits such an amendment without shareholder action at a meeting on September 10, 1998 creating an A Series of the Corporation's Preferred Stock, without par value and fixing and

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      determining certain of the relative rights and preferences thereof.

     IN WITNESS WHEREOF, the undersigned has signed this Article of Amendment this 17th day of September, 1998.


                                                     IDACORP, Inc.




                                                     By: /s/ Robert W. Stahman
                                                         Robert W. Stahman
                                                         Secretary


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